Exhibit 99.1

Workhorse Appoints Robert Ginnan as Chief Financial Officer

CINCINNATI, January 4, 2022 -- Workhorse Group Inc. (NASDAQ: WKHS) (“Workhorse” or “the Company”), an American technology company focused on providing sustainable and cost-effective drone-integrated electric vehicles to the last mile delivery sector, today announced the appointment of Robert “Bob” Ginnan as Chief Financial Officer (“CFO”), effective January 4, 2022. Ginnan succeeds Greg Ackerson who had been serving as the Company’s Interim CFO since September. Ackerson will help with Ginnan’s transition before reassuming his role as Workhorse’s Corporate Controller and Principal Accounting Officer.

Ginnan comes to Workhorse with 20 plus years of senior finance and leadership experience, having most recently served as the CFO for privately held Family RV Group, the fifth largest RV dealer in the country. Over the three years following his appointment in 2017, Family RV Group revenues grew from $80 million to $200 million. During that time Ginnan was instrumental in the implementation of new financing options and driving much of the sales expansion through acquisitions. Later, he was named CEO and successfully managed the sale of the firm to RV Retailer in February 2021. Throughout his career, Ginnan has held positions of increasing responsibility in finance, ranging from plant to corporate levels. In these various roles, he executed multiple accounting and information technology (“IT”) system installations and refined capital structures for firms in multiple industries.

Ginnan holds a bachelor’s degree in Accounting and IT from Ohio State University and an MBA from Ashland University.

“I am pleased to announce Bob Ginnan’s appointment as Workhorse’s new CFO,” said Company CEO Rick Dauch. “After an exhaustive, nationwide search, we identified Bob as the ideal candidate at the right time in our current stage of development. His prior experience as a publicly-traded company CFO, along with his deep industry knowledge base, hands-on approach and strong track record in creating a financial foundation to support growth collectively make him the perfect fit for our team. Bob deeply understands the infrastructure requirements to maintain growth at scale, and we look forward to benefitting from his leadership as we drive the industry evolution to electric last mile delivery services.”

Ginnan added: “With strong industry tailwinds and clear direction, it is a great time to be joining Workhorse Group. I am excited to be working with an outstanding and accomplished team as we move the Company forward.”

Dauch added: “I would also like to thank Greg Ackerson for his leadership as Interim CFO over these past months. Greg welcomed the chance to fill the role during a dynamic time for the Company and has performed admirably. We look forward to him playing a continued, essential role within our finance and accounting teams, and we appreciate his assistance in ensuring a seamless transition over the coming weeks.”

About Workhorse Group Inc.

Workhorse is a technology company focused on providing drone-integrated electric vehicles to the last-mile delivery sector. As an American original equipment manufacturer, we are focused on designing and building high performance, battery-electric vehicles including trucks and aircraft. Workhorse also develops cloud-based, real-time telematics performance monitoring systems that are fully integrated with our vehicles and enable fleet operators to optimize energy and route efficiency. All Workhorse vehicles are designed to make the movement of people and goods more efficient and less harmful to the environment. For additional information visit workhorse.com.

Forward-Looking Statements

This press release includes forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “should,” “seeks,” “future,” “continue,” or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially include, but are not limited to: our ability to successfully complete the additional testing and implement modifications to vehicles to achieve compliance with FMVSS with respect to the C-1000s; the results of our ongoing review of the Company’s business and go-forward operating and commercial plans; our ability to capitalize on opportunities to deliver products to meet customer requirements; our limited operations and need to expand to fulfill product orders; risks associated with obtaining orders and executing upon such orders; the ability to protect our intellectual property; negative impacts stemming from the continuing COVID-19 pandemic; market acceptance of our products; our ability to attract and retain customers for existing and new products; our ability to control our expenses; potential competition, including shifts in technology; global and local business conditions; our inability to retain key members of our management team; our inability to raise additional capital to fund our operations and business plan; our inability to satisfy covenants in our financing agreements; our inability to maintain our listing of our securities on the Nasdaq Capital Market; our inability to satisfy our customer warranty claims; the outcome of any regulatory proceedings; our liquidity and other risks and uncertainties and other factors discussed from time to time in our filings with the Securities and Exchange Commission (“SEC”), including our annual report on Form 10-K filed with the SEC. Workhorse expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contact:

Matt Glover and Tom Colton

Gateway Investor Relations

949-574-3860

WKHS@gatewayir.com

Source: Workhorse Group, Inc